UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

Stericycle, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive
Lake Forest, Illinois 60045
(Address of principal executive offices including zip code)

(847) 367-5910
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2015, Stericycle, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition (the “Acquisition”) of Shred-it International ULC, an Alberta unlimited liability corporation (“SII”), Shred-it JV LP, an Ontario limited partnership (“Shred-it JV”), Boost GP Corp., an Ontario corporation (“Boost GP”), and Boost Holdings LP, an Ontario limited partnership (together with SII, Shred-it JV and Boost GP, “Shred-it”), pursuant to the terms of a Securities Purchase Agreement dated as of July 15, 2015 (the “Purchase Agreement”) with the equity holders (the “Vendors”) of Shred-it. The terms of the Purchase Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 21, 2015.
The Company and certain of its subsidiaries acquired Shred-it at an aggregate purchase price of $2,300,000,000, plus the total enterprise value of franchises acquired by Shred-it after July 15, 2015 of $12,744,958. At closing of the Acquisition, the Company and the Vendors entered into an Amendment No. 1 to the Purchase Agreement, attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2015, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with 25 institutional purchasers pursuant to which the Company issued and sold to the purchasers $150,000,000 of new six-year 2.89% unsecured senior notes (the “Series A Notes”) and $150,000,000 of new eight-year 3.18% unsecured senior notes (the “Series B Notes,” and together with the Series A Notes, the “Notes”).

The Notes will bear interest on the unpaid principal thereof from October 1, 2015 at their respective stated rates of interest payable semiannually in arrears on the first (1st) day of April and October in each year and at maturity, commencing on April 1, 2016. The Notes will be unsecured obligations of the Company.

The Company used the proceeds from the sale of the Notes to fund a portion of the purchase price paid under the Acquisition.

The Note Purchase Agreement contains financial covenants to require the Company to maintain a maximum consolidated leverage ratio of (i) at any time from October 1, 2015 until the earlier to occur of (A) the SIT Acquisition Termination Date and (B) the last day of the first fiscal quarter of the Company ending on or after the first anniversary date of the consummation of the Acquisition, 4.00 to 1.00, and (ii) at any time thereafter, 3.75 to 1.00. “SIT Acquisition Termination Date” means the earlier to occur of (a) the date that the pursuit of the Acquisition is abandoned by the Company and (b) if the Acquisition has not been consummated prior to such time, November 15, 2015

(or such later date to which the outside date of the closing of the Acquisition is extended, but in any event no later than January 15, 2016).

The Note Purchase Agreement further provides for the increase of the interest rates of the respective Notes in the event of certain increases in the consolidated leverage ratio of the Company and its subsidiaries, specifically, if at any time during the Initial Period the consolidated leverage ratio of the Company and its subsidiaries exceeds 3.75 to 1.00 but is at or below 4.00 to 1.00 (a “Primary Event Leverage Increase”), the per annum interest rate (including any default rate, if applicable) otherwise applicable to each series of the respective Notes, shall be increased by 25 basis points (.25%) from the date of such Primary Event Leverage Increase to but not including the date that the consolidated leverage ratio is 3.75 to 1.00 or less. “Initial Period” means from October 1, 2015 until the earlier to occur of (A) the SIT Acquisition Termination Date and (B) the last day of the first fiscal quarter of the Company ending on or after the first anniversary date of the consummation of the Acquisition.

The Company is required to promptly, and in any event within 10 business days following a Primary Event Leverage Increase, notify the holders of the Notes in writing that such increase in the interest rate has commenced and the date of such commencement. If a Primary Event Leverage Increase shall have occurred, the Company also shall notify the holders of the Notes in writing if on any date thereafter the consolidated leverage ratio has been less than 3.75 to 1.00, and such notice shall be accompanied by a certificate of a senior financial officer of the Company setting forth the information used in making such determination.

The Note Purchase Agreement also provides that the Company will, at any time during which (a) the Company’s rating is A- or better by Standard & Poor’s Rating Services or the equivalent rating by Moody’s Investor Service Inc. or Fitch, Inc., (b) the Notes do not then have a private letter rating from a rating agency and (c) the Securities Valuation Office of the National Association of Insurance Commissioners does not currently rate the Notes “1”, at the request of the Required Holders (as defined in the Note Purchase Agreement), obtain a private letter rating with respect to the Notes from one rating agency requested by the Required Holders.

The representations, warranties and covenants of each of the parties contained in the Note Purchase Agreement have been made solely for the benefit of the parties to the applicable documents. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Note Purchase Agreement, (ii) have been qualified by confidential disclosures made by the parties in connection with the Note Purchase Agreement, (iii) are subject to materiality qualifications contained in the Note Purchase Agreement that may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Note Purchase Agreement or such other date as is specified in the Note Purchase Agreement and (v) have been included in the Note Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Note Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Note Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Note Purchase Agreement, which subsequent information may or may not be fully reflected in the public disclosures by the parties or their subsidiaries. The Note Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding any party that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that such party files with the U.S. Securities and Exchange Commission.

The foregoing description of the Note Purchase Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Note Purchase Agreement attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Audited combined financial statements of the Shred-it Group (which includes Shred-it International Inc., Shred-it JV LP, Boost GP Corp., and Boost Holdings LP) as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012, and the notes thereto, were filed as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the SEC on September 8, 2015, and are incorporated herein by reference. The related auditor’s consent was filed as Exhibit 23.2 to the registration statement on Form S-3 filed by the Company with the SEC on September 8, 2015, and is incorporated herein by reference.
Unaudited condensed combined financial statements of the Shred-it Group as of June 28, 2015 and December 31, 2014 and for the six month periods ended June 28, 2015 and June 29, 2014 were filed as Exhibit 99.2 to a Current Report on Form 8-K filed by the Company with the SEC on September 8, 2015, and are incorporated herein by reference.

(b)	Pro forma financial information.
Unaudited pro forma condensed combined financial statements as of and for the six month period ended June 30, 2015 and for the year ended December 31, 2014 and the notes thereto with respect to the Acquisition were filed as Exhibit 99.3 to a Current Report on Form 8-K filed by the Company with the SEC on September 8, 2015, and are incorporated herein by reference.

(d)    Exhibits
The following exhibits are filed with this report:

Exhibit No.	Description

2.1
Amendment No. 1 dated as of October 1, 2015 to the Securities Purchase Agreement, dated as of July 15, 2015, among CC Shredding Holdco LLC, CC Dutch Shredding Holdco BV, Birch Hill Equity Partners Management Inc., in its own capacity and in its capacity as the Vendors’ Representative, Shred-it International Inc., certain Funds listed on Appendix A to the Securities Purchase Agreement, certain Co-Investors listed on Appendix B to the Securities Purchase Agreement, certain Management Shareholders listed on Appendix C to the Securities Purchase Agreement, the Option Participants in Boost GP Corp., Shred-it JV LP, Boost GP Corp., Boost Holdings LP, Stericycle, Inc., 1908223 Alberta ULC and 1908249 Alberta ULC.

10.1

Note Purchase Agreement dated as of October 1, 2015, entered into by Stericycle, Inc. and Metropolitan Life Insurance Company, General American Life Insurance Company, MetLife Insurance Company USA, Erie Family Life Insurance Company, The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3), The Bank of New York Mellon, State Farm Life Insurance Company, State Farm Life and Accident Assurance Company, Nationwide Life Insurance Company, Thrivent Financial for Lutherans, Principal Life Insurance Company, State of Wisconsin Investment Board, Auto-Owners Insurance Company, Auto-Owners Life Insurance Company, American United Life Insurance Company, The State Life Insurance Company, Ameritas Life Insurance Corp., Ameritas Life Insurance Corp. of New York, PHL Variable Insurance Company, Woodmen of the World Life Insurance Society, Horizon Blue Cross Blue Shield of New Jersey and Southern Farm Bureau Life Insurance Company.*

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or appendix to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 7, 2015	Stericycle, Inc.

By:	/s/ Daniel V. Ginnetti

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Amendment No. 1 dated as of October 1, 2015 to the Securities Purchase Agreement, dated as of July 15, 2015, among CC Shredding Holdco LLC, CC Dutch Shredding Holdco BV, Birch Hill Equity Partners Management Inc., in its own capacity and in its capacity as the Vendors’ Representative, Shred-it International Inc., certain Funds listed on Appendix A to the Securities Purchase Agreement, certain Co-Investors listed on Appendix B to the Securities Purchase Agreement, certain Management Shareholders listed on Appendix C to the Securities Purchase Agreement, the Option Participants in Boost GP Corp., Shred-it JV LP, Boost GP Corp., Boost Holdings LP, Stericycle, Inc., 1908223 Alberta ULC and 1908249 Alberta ULC.

10.1

Note Purchase Agreement dated as of October 1, 2015, entered into by Stericycle, Inc. and Metropolitan Life Insurance Company, General American Life Insurance Company, MetLife Insurance Company USA, Erie Family Life Insurance Company, The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3), The Bank of New York Mellon, State Farm Life Insurance Company, State Farm Life and Accident Assurance Company, Nationwide Life Insurance Company, Thrivent Financial for Lutherans, Principal Life Insurance Company, State of Wisconsin Investment Board, Auto-Owners Insurance Company, Auto-Owners Life Insurance Company, American United Life Insurance Company, The State Life Insurance Company, Ameritas Life Insurance Corp., Ameritas Life Insurance Corp. of New York, PHL Variable Insurance Company, Woodmen of the World Life Insurance Society, Horizon Blue Cross Blue Shield of New Jersey and Southern Farm Bureau Life Insurance Company.*

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or appendix to the Securities and Exchange Commission upon request.